UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2006

DA-LITE SCREEN COMPANY, INC.

(Exact name of registrant as specified in its charter)

Indiana	333-116673	35-1013951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 North Detroit Street, P.O. Box 137, Warsaw, IN	46581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 267-8101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Da-Lite Screen Company, Inc. entered into employment agreement amendments, each dated as of August 28, 2006, with Richard E. Lundin, Chairman, President and Chief Executive Officer, Judith D. Loughran, Executive Vice President, and Jerry C. Young, Vice President – Finance and Chief Financial Officer. The employment agreement amendments extend the term of each employment agreement through December 31, 2010. The agreements also raise Mr. Lundin’s base salary to $450,000 per year, raise Ms. Loughran’s base salary to $287,500 per year, and raise Mr. Young’s base salary to $262,500 per year, each raise beginning on October 1, 2006. In addition, Mr. Lundin’s employment agreement amendment increases the paid vacation period from not less than four weeks to not less than five weeks. A copy of each employment agreement amendment is attached as an exhibit to this Current Report on Form 8-K.

2

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement Amendment, dated as of August 28, 2006, between Richard E. Lundin and Da-Lite Screen Company, Inc.

10.2	Employment Agreement Amendment, dated as of August 28, 2006, between Judith D. Loughran and Da-Lite Screen Company, Inc.

10.3	Employment Agreement Amendment, dated as of August 28, 2006, between Jerry C. Young and Da-Lite Screen Company, Inc.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DA-LITE SCREEN COMPANY, INC.

	By:	/s/ Jerry C. Young
	Name:	Jerry C. Young
	Title:	Vice President – Finance and Chief Financial Officer

Date: September 1, 2006

4

EXHIBIT INDEX

Exhibit 10.1	Employment Agreement Amendment, dated as of August 28, 2006, between Richard E. Lundin and Da-Lite Screen Company, Inc.

Exhibit 10.2	Employment Agreement Amendment, dated as of August 28, 2006, between Judith D. Loughran and Da-Lite Screen Company, Inc.

Exhibit 10.3	Employment Agreement Amendment, dated as of August 28, 2006, between Jerry C. Young and Da-Lite Screen Company, Inc.

5